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                                                                     Exhibit 6-A
                                                                     Page 1 of 2


                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                        COLUMBIA NATURAL RESOURCES, INC.


       COLUMBIA NATURAL RESOURCES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

       DOES HEREBY CERTIFY:

       FIRST: That the Incorporator of said Corporation, by unanimous written consent dated September 28, 1998, adopted resolutions proposing and declaring advisable an amendment to part FIRST of the Certificate of Incorporation of said Corporation as follows:

              RESOLVED, that the Incorporator of this Corporation hereby declares it advisable that the Certificate of Incorporation of this Corporation be amended to change the name of the Corporation to Columbia Energy Resources, Inc., the amendment to be effective by deleting part FIRST of said Certificate of Incorporation and inserting in lieu thereof the following:

              FIRST: The name of the Corporation is COLUMBIA ENERGY RESOURCES, INC. (the "Corporation").

              RESOLVED FURTHER, that the Incorporator of the Corporation be, and hereby is, authorized and directed to execute, acknowledge and file with the Secretary of State of Delaware a Certificate of Amendment to evidence the foregoing amendment of the Corporation's Certificate of Incorporation; and

              RESOLVED FURTHER, that the Incorporator be, and hereby is, authorized and directed from time to time to execute any and all documents and to take any and all other actions necessary or appropriate to carry forward the foregoing resolutions.

       SECOND: That in lieu of a meeting by the Incorporator of the Corporation, the Incorporator, representing not less than a majority of the incorporators that would be necessary to authorize the amendment of the Certificate of Incorporation before the receipt for payment of stock, approved said amendment by written Consent dated September 28, 1998 in accordance with the provisions of
Section 241 of the General Corporation Law of the State of Delaware.

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                                                                     Exhibit 6-A
                                                                     Page 2 of 2


       THIRD: That the Corporation has not received any payment for any of the stock which the Corporation is authorized to issue, in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

       FOURTH: That said amendment was duly adopted in accordance with the applicable provisions of Section 241 of the General Corporation Law of the State of Delaware.

       I, the undersigned, being the Incorporator of the Corporation, for the purpose of changing the name of the Corporation, do make this Certificate, hereby declaring and certifying that this is my act and deed and that the facts stated herein are true, and accordingly have hereunto set my hand this 28th day of September, 1998.




                                    By:
                                         ---------------------------------
                                                    Incorporator

                                              R. Neal Pierce